UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 4, 2026

Datavault AI Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38608	30-1135279
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square, 2005 Market Street, Suite 2400, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

(408)-627-4716

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DVLT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 4, 2026, Datavault AI Inc. (the “Company”) entered into a Master Purchase Order Agreement (the “Agreement”) with AP Global Holdings LLC (d/b/a Available Infrastructure) (“Available Infrastructure”), pursuant to which the Company has agreed to purchase from Available Infrastructure, and Available Infrastructure has agreed to provide to the Company, SanQtum™ infrastructure and cybersecurity services on a services-based delivery model (collectively, the “Services”). The Agreement provides for an up-front payment by the Company of $250,000 and has an initial term of twelve (12) months, subject to earlier termination pursuant to the terms thereof, including by the Company for convenience upon 90 days’ written notice.

Concurrent with the execution of the Agreement, the Company has placed purchase orders with Available Infrastructure to deploy the Services across 100 cities throughout the contiguous United States.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which the Company will file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2026.

Item 7.01. Regulation FD Disclosure.

On January 4, 2026, the Company entered into an agreement pursuant to which it will issue 7,500,000 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company in consideration for the assignment of certain intellectual property rights to the Company. The Shares will be offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission (the “SEC”) on July 7, 2025, as amended, and was declared effective by the SEC on July 9, 2025 (File No. 333-288538) (the “Registration Statement”) and a prospectus supplement to the base prospectus contained in the Registration Statement the Company intends to file with the SEC. In connection therewith, the Company will reduce the maximum aggregate amount of shares that it will sell pursuant to that certain Equity Distribution Agreement, dated July 21, 2025, by and between the Company and Maxim Group LLC, as sales agent, from $50,000,000 to $42,500,000, to accommodate the issuance of the Shares under the Registration Statement.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2026	DATAVAULT AI INC.

	By:	/s/ Nathaniel Bradley
		Name:	Nathaniel Bradley
		Title:	Chief Executive Officer